Exhibit 5.1
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December 16, 2003

Bangla Property Management, Inc.
1473 Richardson Avenue
Los Altos, California 94024

Attention: Shawn Erickson

     Re:  Registration Statement on Form SB-2
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Dear Mr. Erickson:

As special counsel to Bangla Property Management, Inc., a Colorado corporation (the "Company"), we have reviewed the form of that certain amendment to Registration Statement on Form SB-2 dated December 11, 2003, to be filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the registration of 7,325,000 shares of the Company's no par value common stock owned by the selling security holders ("Registration Statement") ("Shares"). As special counsel to the Company, we have conducted such diligence as we have determined necessary or appropriate, including representations and warranties provided by officers and other representatives of the Company, for purposes of this opinion. Based upon such diligence, we are of the opinion that the Shares, are legally issued, fully paid and non-assessable shares of the common stock of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

This opinion relates only to matters of Colorado corporate law. We express no opinion as to compliance with the laws in any other jurisdiction and the effect, if any, which non-compliance with such laws might have. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth herein.



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Bangla Property Management, Inc.
December 16, 2003
Page 2


We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company.

The Company is hereby advised, urged and encouraged to retain securities counsel in each jurisdiction outside the United States in which the Shares may be distributed regarding compliance with the securities laws of such jurisdiction.

This opinion is as of the date of this letter.


Sincerely,


/s/ Thomas E. Stepp, Jr.
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Stepp Law Group